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                                                           Exhibit 99 -- (n)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                               SCHWAB INVESTMENTS

Name of Fund and Class                                Shareholder Service Fee (as a             Transfer Agent Fee (as a
                                                     percentage of average daily net           percentage of average daily
                                                        assets of the Fund Class)                net assets of the Fund
                                                                                                         Class)
Schwab 1000 Fund Investor Shares                                  0.20%                                   0.05%

Schwab 1000 Fund Select Shares                                    0.05%                                   0.05%

Schwab YieldPlus Fund -- Investor Shares                          0.20%                                   0.05%

Schwab YieldPlus Fund -- Select Shares                            0.05%                                   0.05%

Schwab GNMA Fund -- Investor Shares                               0.20%                                   0.05%

Schwab GNMA Fund  -- Select Shares                                0.05%                                   0.05%

Schwab California Tax-Free YieldPlus Fund --                      0.20%                                   0.05%
Investor Shares

Schwab California Tax-Free YieldPlus Fund --                      0.05%                                   0.05%
Select Shares

Schwab Tax-Free YieldPlus Fund -- Investor                        0.20%                                   0.05%
Shares

Schwab Tax-Free YieldPlus Fund -- Select                          0.05%                                   0.05%
Shares

Schwab Inflation Protected Fund --                                0.20%                                   0.05%
Investor Shares

Schwab Inflation Protected Fund -- Select                         0.05%                                   0.05%
Shares

Schwab Global Real Estate Fund  --                                0.20%                                   0.05%
Investor Shares

Name of Fund and Class                                Shareholder Service Fee (as a             Transfer Agent Fee (as a
                                                     percentage of average daily net           percentage of average daily
                                                        assets of the Fund Class)                net assets of the Fund
                                                                                                         Class)

Schwab Global Real Estate Fund -- Select                          0.05%                                   0.05%
Shares

                                               CHARLES SCHWAB INVESTMENT
                                               MANAGEMENT, INC.

                                               By:      /s/ Evelyn Dilsaver
                                                        ------------------------
                                               Name:    Evelyn Dilsaver
                                               Title:   President and
                                                        Chief Executive Officer

Dated as of February 28, 2007